Rule 424(b)(3)
Registration Statement No. 333-100340
Pricing Supplement No. 22
Dated April 3, 2003
(To Prospectus dated December 31, 2002 and
Prospectus Supplement dated March 14, 2003)
INTERNATIONAL LEASE FINANCE CORPORATION
$2,000,000,000
Medium-Term Notes, Series O
Principal Amount:							$30,000,000.00
Issue Price:							$29,673,600.00
Net Proceeds to the Company:					$29,538,600.00
CUSIP:								45974VZD3
Settlement Date:							04/08/03
Stated Maturity (date):						03/25/08
Interest Rate:							4.4800%
Overdue Rate (if any):						N/A
Redeemable by the Company on or after:			N/A
Repayable at the option of the holder on:			N/A
Optional Reset Dates:						N/A
Extension Periods:						N/A
Final Maturity:							N/A
Repurchase Price (for Original Issue Discount Notes):	N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: